As Filed with the Securities and Exchange Commission on February 4, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	5661	43-0577980
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Peter A. Edison
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
Tel (314) 621-0699, Fax (314) 641-0390
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies of all correspondence to:

J. Mark Klamer, Esq.	Gary M. Epstein, Esq.
Bryan Cave LLP	Fern S. Watts, Esq.
211 North Broadway, Suite 3600	Greenberg Traurig, P.A.
St. Louis, Missouri 63102-2750	1221 Brickell Avenue
Tel (314) 259-2000, Fax (314) 259-2020	Miami, Florida 33131
Tel (305) 579-0500, Fax (305) 579-0717

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-86332

SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Bryan Cave LLP
Consent of Ernst & Young LLP
Consent of Nominee for Director signed by Baur
Consent of Nominee for Director signed by Bergerac
Consent of Nominee for Director signed by Finley
Consent of Nominee for Director signed by Schnuck
Consent of Nominee for Director signed by Rich

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
	Amount To Be	Aggregate Offering	Amount Of
Title Of Each Class Of Securities To Be Registered	Registered	Price (1)	Registration Fee
Common stock, $0.0001 par value(3)	184,000 shares	$1,472,000 (2)	$187
Representatives’ Warrants (4)	16,000 warrants	$2	(5)
Common stock, $0.0001 par value(6)	16,000 shares	$211,200	$27

(1)	Estimated solely for purposes of this filing in accordance with Rule 457 under the Securities Act of 1933, as amended based on a maximum public offering price of $8 per share.

(2)	Together with the shares registered under Registration Statement Number 333-86332, the proposed maximum aggregate offering price for sales to the public under both registration statements is $19,872,000 based on a maximum public offering price of $8 per share.

(3)	Includes shares that the underwriters have the option to purchase to cover overallotments, if any.

(4)	To be issued to the Representatives, as set forth in the Prospectus comprising a portion of the previously filed Registration Statement on Form S-1 (File No. 333-86332) under the caption “Underwriting.”

(5)	Pursuant to Rule 457(g), no fee is being paid.

(6)	Issuable upon exercise of the Representatives’ Warrants, together with such indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions contained therein.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-1,

REGISTRATION NUMBER 333-86332

     Bakers Footwear Group, Inc. (“Bakers”) is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the initial public offering of our common stock contemplated by Registration Statement Number 333-86332, which was originally filed by us with the Securities and Exchange Commission on April 16, 2002 and declared effective by the Securities and Exchange Commission on February 3, 2004.

     Bakers is filing this registration statement for the sole purpose of increasing the aggregate number of registered shares of common stock by 200,000 and the aggregate number of warrants by 16,000. The contents of Registration Statement Number 333-86332, including the prospectus contained therein, any prospectus supplement and all exhibits to Registration Statement Number 333-86332, are hereby incorporated in this registration statement by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on February 3, 2004.

BAKERS FOOTWEAR GROUP, INC.
By:	/s/ PETER A. EDISON
Peter A. Edison,
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PETER A. EDISON	Chairman of the Board of Directors and Chief	February 3, 2004
Executive Officer (Principal Executive Officer)
(Peter A. Edison)

/s/ LAWRENCE L. SPANLEY, JR.	Chief Financial Officer, Treasurer and Secretary	February 3, 2004
(Principal Financial Officer and Principal
(Lawrence L. Spanley, Jr.)	Accounting Officer)

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EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Bryan Cave LLP regarding the validity of the securities
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)
23.3	Consent of Nominee for Director signed by Andrew N. Baur
23.4	Consent of Nominee for Director signed by Michele A. Bergerac
23.5	Consent of Nominee for Director signed by Timothy F. Finley
23.6	Consent of Nominee for Director signed by Scott C. Schnuck
23.7	Consent of Nominee for Director signed by Harry E. Rich

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